UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2018

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

001-36250	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 - OTHER EVENTS

On April 12, 2018, Ciena Corporation (“Ciena”) issued a press release announcing the death of Harvey B. Cash, a member of Ciena’s Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with Mr. Cash’s death and to eliminate the vacancy caused thereby, the Board of Directors, by resolution in accordance with Ciena’s Second Amended and Restated Bylaws, has reduced its size from ten to nine directors, effective immediately. This reduction will have the effect of reducing from four to three the number of directors in Class II of the Board who will stand for election at the 2020 annual meeting of stockholders. Ciena’s other Board classes will continue to have three directors each. The Board intends to continue with its ongoing refreshment efforts and expects to add a new independent director in 2018.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following exhibit is being filed herewith:

	Exhibit Number	Description of Document

	Exhibit 99.1	Text of Press Release dated April 12, 2018, issued by Ciena Corporation regarding Board Member Harvey B. Cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: April 12, 2018	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary